	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	Cott Holdings Inc.	Delaware	100%
2	Cott USA Finance LLC	Delaware	100%
3	Cott Beverages Inc.[1]	Georgia	100%
4	Northeast Retailer Brands LLC	Delaware	51%
5	Cott Vending Inc.	Delaware	100%
6	Cott Luxembourg S.a r.l.	Luxembourg	100%
7	Interim BCB, LLC	Delaware	100%
8	Northeast Finco Inc.	Delaware	100%
9	Cott NE Holdings Inc.	Delaware	100%
10	Caroline LLC	Delaware	100%
11	Cliffstar LLC	Delaware	100%
12	Cott U.S. Acquisition LLC	Delaware	100%
13	Star Real Property LLC	Delaware	100%
14	Cott IP Holdings Corp.	Delaware	100%
15	BCB International Holdings	Cayman Islands	100%
16	BCB European Holdings	Cayman Islands	100%
17	Cott Acquisition Limited	United Kingdom	100%
18	Cott Acquisition LLC	Delaware	100%
19	Cott UK Acquisition Limited	United Kingdom	100%
20	Cott Retail Brands Limited	United Kingdom	100%
21	Cott Europe Trading Limited	United Kingdom	100%
22	Cott Beverages Limited	United Kingdom	100%
23	Cott Limited	United Kingdom	100%
24	Cott Nelson (Holdings) Limited	United Kingdom	100%
25	Cott (Nelson) Limited	United Kingdom	100%
26	Cott Private Label Limited	United Kingdom	100%
27	Cott Retail Brands Netherlands BV	Netherlands	100%
28	2011438 Ontario Ltd.	Ontario	100%
29	804340 Ontario Ltd.	Ontario	100%
30	Cott Embotelladores de Mexico, S.A. de C.V.	Mexico	100%
31	Mexico Bottling Services, S.A. de C.V.	Mexico	100%
32	Servicios Gerenciales de Mexico, S.A. de C.V.	Mexico	100%
33	Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda	Brazil	100%
34	Cott International Trading, Ltd.	Barbados	100%
35	Cott International SRL	Barbados	100%
36	Cott (Barbados) IBC Ltd.	Barbados	100%
37	Cott Investment, L.L.C.	Delaware	100%
38	967979 Ontario Limited	Ontario	100%
39	156775 Canada Inc.	Canada	100%
40	Cott (Hong Kong) Limited	Hong Kong	100%
41	Cott (Shanghai) Trading Co., Ltd.	China	100%
42	Cott Maquinaria y Equipo, S.A. de C.V.	Mexico	100%
43	AD Personales, S.A. de C.V.	Mexico	100%
44	Cott Developments Limited	United Kingdom	100%
45	Cooke Bros Holdings Limited	United Kingdom	100%
46	Cooke Bros (Tattenhall), Limited	United Kingdom	100%
47	Mr. Freeze (Europe) Limited	United Kingdom	100%
48	Calypso Soft Drinks Limited	United Kingdom	100%
49	Jay Juice Limited	United Kingdom	100%
50	TT Calco Limited	United Kingdom	100%
51	Total Water Solutions Limited	United Kingdom	100%
52	Tip Top Soft Drinks Limited	United Kingdom	100%